                                                            EXHIBIT 99.d(iii)(H)



                            AMERICAN AADVANTAGE FUNDS

                        ADMINISTRATIVE SERVICES AGREEMENT


         AGREEMENT made as of this 1st day of March, 2002, by and between AMERICAN AADVANTAGE FUNDS (the "Trust") and AMR INVESTMENT SERVICES, INC. ("AMR").

         WHEREAS, the Trust, a Massachusetts business trust, is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series (portfolios) of shares, each having its own investment policies;

         WHEREAS, the Trust desires to avail itself of the services, assistance, and facilities of an administrative services agent, as described herein, with respect to all current portfolios of the Trust, and to such other portfolios of the Trust as the Trust and AMR shall hereafter agree upon (collectively, the "Funds"), on the terms and conditions hereinafter set forth;

         WHEREAS, the Trust and AMR previously entered into an Administrative Services Agreement dated as of November 1, 1995, as supplemented as of November 21, 1997, September 1, 1998, January 1, 1999, March 1, 2000, May 19, 2000,
November 16, 2000 and November 30, 2001 (the "Prior Agreement");

         WHEREAS, the Trust and AMR desire to amend and restate the Prior Agreement in its entirety as set forth herein; and

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the Trust and AMR agree as follows:

         1. Appointment of AMR. The Trust hereby appoints AMR to provide administrative services to the Trust in the manner set forth in Section 2 of this Agreement, subject to the direction of the Trust's Board of Trustees and officers, for the period, in the manner, and on the terms hereinafter set forth. AMR hereby accepts this appointment and agrees during this period to render the services and to assume the obligations herein set forth. AMR shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         2. Services of Agent. AMR shall provide or oversee on behalf of the Funds the following administrative services:

               A. AMR shall furnish to the Funds adequate (i) office space, which may be space within the offices of AMR or in such other place as may be agreed upon from time to time, and (ii) office furnishings, facilities and equipment as may be reasonably required for managing and administering the operations and conducting the business of the Funds.


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               B. AMR shall take all necessary steps to assist the Funds in complying with the securities, tax and other laws and regulations of the United States and the various states and other jurisdictions in which the Funds do business, conducting correspondence and other communications with the shareholders of the Funds, and maintaining or supervising the maintenance of all internal bookkeeping, accounting and auditing services and records in connection with the Funds' investment and business activities. In compliance with the requirements of Rule 31a-3 under the 1940 Act, AMR hereby agrees that all records which it maintains for the Funds are the property of the Funds and further agrees to surrender promptly to the Funds any such records upon the Funds' request. AMR further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

               C. AMR shall employ or provide and compensate the executive, administrative, secretarial, and clerical personnel necessary to supervise the provision of the services set forth in Subparagraphs 2.(A.) and (B.) above, and shall bear the expense of providing such services. AMR shall also compensate all Trustees, officers or employees of the Trust who are directors, officers or employees of AMR or any of its affiliates.

               D. AMR will make available and provide to the Funds: (i) financial, accounting and statistical information required by the Funds in the preparation of registration statements, reports and other documents required by federal securities laws and the securities laws of the states and other jurisdictions in which the Funds' shares are sold; (ii) such information as the Funds may reasonably request for use in the preparation of registration statements, reports and other documents required by federal securities laws and the securities laws of the states and other jurisdictions in which the Funds' shares are sold; and (iii) such information as the Funds may reasonably request for use in the preparation of such documents or of other materials necessary or helpful for the distribution of the Funds' shares.

               E. AMR shall make available its officers and employees to the Trustees and officers of the Trust for consultation and discussions regarding the administration and management of the Trust and its investment activities.

         3. Fees for Administrative Services. As compensation for its administrative services pursuant to Section 2 of this Agreement, the Trust shall pay AMR an annualized fee, calculated and accrued daily and payable monthly, as set forth in Schedule A attached hereto, as may be amended from time to time. The Trust acknowledges that none of the compensation paid pursuant to this Agreement is compensation for portfolio allocation or investment advisory functions performed by AMR pursuant to its separate Management Agreement with the Trust; rather, AMR is compensated for those services pursuant to a separate Management Agreement between the Trust and AMR.

         4. Amendment. This Agreement may be amended at any time by written agreement between the Trust and AMR.



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         5. Renewal and Termination. This Agreement shall become effective on the date written above and shall continue in effect until terminated by either party. This Agreement may be terminated by the Board of Trustees of the Trust or by AMR at any time, without penalty, upon thirty days' written notice to the other party. The Agreement shall immediately terminate in the event of its assignment, as that term is defined in the 1940 Act. Any notice under this provision shall be given in writing addressed and delivered, or mailed postpaid, to the other party to this Agreement at its principal place of business.

         6. Applicable Law. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereinafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Texas.

         7. Agreement Executed only on Behalf of Trust. Notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust and not individually and that the obligations of the Agreement are not binding upon any of the Trustees, officers, or shareholders of the Trust individually, but are binding only upon the assets and property of the Funds to which this Agreement relates.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.



                                         AMR INVESTMENT SERVICES, INC.



                                         By:
                                            -----------------------------------
                                               William F. Quinn
                                               President


                                         AMERICAN AADVANTAGE FUNDS



                                         By:
                                            -----------------------------------
                                               Barry Y. Greenberg
                                               Vice President and
                                               Assistant Secretary



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



                                   SCHEDULE A
                                     TO THE
                        ADMINISTRATIVE SERVICES AGREEMENT
                                     BETWEEN
                            AMERICAN AADVANTAGE FUNDS
                                       AND
                          AMR INVESTMENT SERVICES, INC.


         As compensation pursuant to section 3 of the Administrative Services Agreement between American AAdvantage Funds (the "Trust") and AMR Investment Services, Inc. ("AMR"), the Trust shall pay to AMR a fee, computed daily and paid monthly, at the following annual rates as percentages of each Fund's average daily net assets:

CLASS OF SHARES         FUNDS                                        FEE
---------------         -----                                        ---
AMR                     All                                          0.00%

Institutional           International Equity Index,                  0.05%
                        Small Cap Index and S&P 500 Index

                        All other non-Money Market Funds             0.25%

                        All Money Market Funds                       0.10%

Plan Ahead              All non-Money Market Funds                   0.25%

                        All Money Market Funds                       0.10%

Platinum                All                                          0.10%


Dated:  March 1, 2002




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